EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:          Debra Nalchajian-Cohen

Cohen Communications

(559) 222-1322

CENTRAL VALLEY COMMUNITY BANCORP
ANNOUNCES STOCK TRANSFER AGENT CHANGE

CLOVIS, CALIFORNIA…February 9, 2006…The Board of Directors of Central Valley Community Bancorp (NASDAQ: CVCY), the parent company of Central Valley Community Bank, has appointed U.S. Stock Transfer Corporation as its Transfer Agent and Registrar.  Effective February 10, 2006, all inquires concerning the transfer of Central Valley Community Bancorp stock must be made through:

U.S. Stock Transfer Corporation

Attn: Shareholders Relation Dept.

1745 Gardena Avenue

Glendale, CA 91204

(818) 502-1404 tel

(818) 502-0674 fax

E-mail: info@usstock.com

Website: www.usstock.com

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Clovis, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp.  Central Valley Community Bank currently operates nine full-service offices in Clovis, Fresno, Kerman, Madera, Oakhurst, Prather and Sacramento.  A tenth office is scheduled to open in Downtown Fresno on February 13, 2006.  Additionally, the Bank operates Real Estate Lending, SBA Lending and Agribusiness Lending Departments.  Investment services are also provided by Investment Centers of America.  Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.